Exhibit 99.3

Tesla to acquire SolarCity

Creating the World’s leading Sustainable Energy Company

Investor Presentation

August 1, 2016

DISCLAIMERS

Forward-Looking Statements

Certain statements in this presentation, including statements relating to the proposed combination of SolarCity Corporation (“SolarCity”) and Tesla Motors, Inc. (“Tesla”) and the combined company’s future financial condition, performance and operating results, strategy and plans are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in Tesla’s and SolarCity’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this presentation, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the transaction, including requisite approval by Tesla and SolarCity stockholders, on a timely basis or at all; delay in closing the transaction; the ultimate outcome and results of integrating the operations of Tesla and SolarCity and the ultimate ability to realize synergies and other benefits; business disruption following the transaction; the availability and access, in general, of funds to meet debt obligations and to fund ongoing operations and necessary capital expenditures; and the ability to comply with all covenants in the indentures and credit facilities of Tesla and SolarCity, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

Important Additional Information and Where To Find It

The transaction will be submitted to the stockholders of each of SolarCity and Tesla for their consideration. Tesla will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SolarCity and Tesla. INVESTORS AND SECURITY HOLDERS OF SOLARCITY AND TESLA ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov.

Participants in the Solicitation

SolarCity, Tesla, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SolarCity and Tesla stockholders in connection with the proposed transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be deemed participants in the solicitation of SolarCity and Tesla stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about SolarCity’s executive officers and directors in its definitive proxy statement filed with the SEC on April 21, 2016. You can find more detailed information about Tesla’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2016.

2 TESLA . C O M

TRANSACTION OVERVIEW

CONSIDERATION

Tesla to acquire SolarCity in an all-stock transaction

SolarCity shareholders will receive 0.110 shares of Tesla for each share of SolarCity

$25.37 per share value*

PRO FORMA OWNERSHIP

Approximately 93.5% Tesla / 6.5% SolarCity

EXPECTED CLOSE

Q4 2016

APPROVAL PROCESS

Transaction subject to the approval of a majority of disinterested shareholders of both SolarCity and Tesla voting at each shareholder meeting

*Based on the 5-day volume weighted average price of Tesla shares as of July 29, 2016

TESLA

3 | TESLA.COM

A compelling strategic combination

Accelerate the transition to sustainable energy

Drive product development and innovation

Catalyze Solar Energy adoption

SUBSTANTIAL COST EFFICIENCIES

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Accelerate the transition to sustainable energy AMIDST Record high co2 LEVELS

Years

404.5 ppm as of June 2016

Mauna Loa Observatory, Vostok Ice Core, Law Dome Ice Core

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Create the world’s only integrated Sustainable Energy Company mutual benefits of solar + storage enhance overall value proposition

Sustainable

Consumption

Renewable Energy Generation

Stationary

Storage

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INDUSTRY'S LOWEST COST SOLAR + STORAGE OFFERING

BEST-IN-CLASS ROOFTOP SOLAR INSTALLATION COSTS


INSTALLATION COST PER WATT
$3.16
$2.49
$2.10
$1.92
4Q12
4Q13
4Q14
4Q15 (Lowest Reported Quarter)

Source: SolarCity

GLOBAL SCALE STORAGE PRODUCTION



TESLA GIGAFACTORY

TESLA
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the solar Industry leader

Leading solar cell and module technology

Lowest fully-installed cost in residential solar

Efficient, attractive mounting hardware

Experienced nationwide installation team

Leading project finance capabilities

800+ retail locations via strategic partnerships (e.g., Home Depot)

Vertical Integration

Module manufacturing

Lead generation

Sales

Financing

Installation

Monitoring

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TESLA

A PROVEN HISTORY OF DISRUPTIVE INNOVATION

INNOVATION

- Powerwall and Powerpack
- Gigafactory
- World's largest high-speed EV charging network
- Longest range EV
- Model X
- Model 3
- Autopilot

VERTICAL INTEGRATION

- Design
- Manufacturing
- Sales
- Financing
- Service
- Re-charging

LEADERSHIP

- World's fastest growing car company

MODEL S MARKET SHARE*


266,511
8%
282,484
11%
275,497
18%
2013
2014
2015
Tesla Deliveries
Non-Tesla Large Luxury Sedans

Source: IHS Global Sales and Registrations, IHS Light Vehicle Forecast (Hong Kong), Tesla (Tesla Deliveries)

*Large Luxury Vehicle Market defined as: Tesla Model S, Audi A7/S7/RS7, Audi A8/S8, BMW 6-Series Gran Coupe, BMW 7-Series, Jaguar XJ/XJR, Lexus LS, Mercedes CLS-Class, Mercedes S-Class, Porsche Panamera; excludes 2 door variants, and estate/wagon body styles

TESLA
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DRIVE PRODUCT DEVELOPMENT & INNOVATION



SOLAR ROOFING



POWERWALL / POWERPACK



GRID SERVICES SOFTWARE

LEVERAGE TESLA'S DESIGN AND MANUFACTURING EXPERTISE

- Speed development of beautiful, differentiated and technologically superior products
- Improve solar value proposition by integrating storage, reducing system cost and improving reliability
- Fully integrate product suite for a seamless user experience, delivering an improved, lower-cost product for customers
- Develop products for residential, commercial and grid-scale applications
- Take advantage of SolarCity's industry-leading project finance capabilities

TESLA

10 | TESLA.COM

CATALYZE SOLAR ENERGY ADOPTION


TESLA STORES & GALLERIES
SOLARCITY COVERAGE

CROSS-SELLING SYNERGIES

- Single ordering experience, installation and service contact

LEVERAGE TESLA DISTRIBUTION

- Over 190 retail locations and growing
- 3 million engaged store visitors annually
- Broadened geographic growth opportunities for SolarCity via Tesla's international reach
- Loyal customer following
- Customers with overlapping product interest

"NO COMPROMISES" ENERGY CHOICE

- Saves money
- Quiet, clean energy security
- The system "just works"
- Cut reliance on fossil fuels
- Reduce carbon and particulate emissions

TESLA
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Substantial cost efficiencies

$150 M Sales and marketing efficiencies Corporate and overhead savings of direct cost synergies

expected to be achieved

in first full year

after closing

Improve value proposition by

Cost synergies Driven by

Lowering hardware costs

Reducing installation and service costs Improving manufacturing efficiency Reducing customer acquisition costs Cutting capital costs

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Financial Profile

Greater visibility on cash flow dynamics of the combined company

Apply Tesla discipline to capital expenditure roadmap

Confidence in initial capitalization and goal to de-lever in future

Revenue growth driven by New product development

Revenue growth driven by New product development

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PROCESS OVERVIEW

INDEPENDENT BOARD APPROVAL

Approved by independent members of the Tesla and SolarCity boards of directors after comprehensive due diligence, deliberation and arms-length negotiations

INDEPENDENT ADVISORS

Advised by independent legal and financial advisors

Fairness opinions received from independent financial advisors

DISINTERESTED STOCKHOLDER APPROVAL

Transaction subject to the approval of a majority of disinterested shareholders of both SolarCity and Tesla voting at each shareholder meeting

ALTERNATIVE PROPOSALS

SolarCity has a 45-day go-shop period during which it may solicit alternative acquisition proposals

TESLA

14 | TESLA.COM

Tesla to acquire SolarCity

Creating the World’s leading Sustainable Energy Company

Investor Presentation

August 1, 2016